UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009 (December 16, 2009)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Developments Relating to Our Fourth Quarter Redemptions

Under the share redemption program (the “Program”) currently in effect, Dividend Capital Total Realty Trust Inc. (the “Company”) presently limits the number of shares of common stock of the company to be redeemed in any calendar quarter to the lesser of (i) 1/4th of 5% of the number of shares outstanding as of the date that is twelve months prior to the end of such calendar quarter or (ii) the number shares issued pursuant to the Company’s Distribution Reinvestment Plan (the “DRP Plan”) in the immediately preceding quarter (the “Redemption Cap”).

The Redemption Cap applicable to redemption requests in the fourth quarter of 2009 is 1,301,753 shares of common stock (the “Fourth Quarter Redemption Cap”). Through December 16, 2009 (the “Deadline”), the last day for fourth quarter 2009 redemption requests to be submitted under the Program, the Company had received requests to redeem approximately 7,116,468 shares of common stock (the “Total Fourth Quarter Redemption Requests”). Based on application of the Fourth Quarter Redemption Cap, the Company expects that requesting shareholders whose requests were received on or before the Deadline will be redeemed pro rata.

As a result, the Company expects to redeem, for the fourth quarter of 2009, approximately 18.29% (the “Pro Rata Percentage”) of the shares each shareholder requested to be redeemed on or before the Deadline, subject to the terms and conditions of the Program. A copy of the Program was included as an exhibit to Form 8-K, which was filed with the Securities and Exchange Commission on November 12, 2009, and is also available on the Company’s web site at www.totalrealtytrust.com. In accordance with the Program, any portion of a redemption request of a shareholder that is not honored will be deemed automatically withdrawn, and any such shareholder may resubmit a request in a subsequent quarter (subject to the Redemption Cap noted above and all other terms and conditions of the Program). The Company will not retain redemption requests that are not honored.

The Total Fourth Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Under the Program, redemption requests may be withdrawn at any time up to three business days prior to the end of the applicable quarter. As a result, any shareholder that wishes to withdraw a fourth quarter 2009 redemption request must submit a written withdrawal on or before December 28, 2009. In addition, any shareholder who has requested redemption and is a participant in the DRP Plan will remain a participant in the DRP Plan unless the Company receives written notice terminating the shareholder’s participation, which for purposes of the Company’s fourth quarter 2009 distribution must be received on or before December 31, 2009. Any shareholder that wishes to withdraw a redemption request or terminate their participation in the DRP Plan should submit the same in writing to The Bank of New York, 101 Barclay Street, A Level, New York, NY 10286, Attention: Dividend Capital – Total Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

December 21, 2009

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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